Exhibit (99)

WELLS FARGO & COMPANY

and

WACHOVIA CORPORATION

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2009 and

For the Six Months Ended June 30, 2009 and 2008

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	June 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
ASSETS
Cash and due from banks	$9,193	11,439	20,632
Federal funds sold, securities purchased under resale agreements and other short-term investments	19,158	(3,182)	15,976
Trading assets	23,436	16,674	40,110
Securities available for sale	80,581	126,214	206,795
Mortgages held for sale	174	41,817	41,991
Loans held for sale	2,745	2,668	5,413
Loans	362,150	459,464	821,614
Allowance for loan losses	(7,733)	(15,302)	(23,035)

Net loans	354,417	444,162	798,579
Mortgage servicing rights:
Measured at fair value (residential MSRs)	89	15,601	15,690
Amortized	793	412	1,205
Premises and equipment, net	4,474	6,677	11,151
Goodwill	9,606	15,013	24,619
Other assets	53,926	48,089	102,015

Total assets	$558,592	725,584	1,284,176

LIABILITIES
Noninterest-bearing deposits	67,688	105,461	173,149
Interest-bearing deposits	341,234	299,352	640,586

Total deposits	408,922	404,813	813,735
Short-term borrowings	13,725	41,758	55,483
Accrued expenses and other liabilities	23,361	40,799	64,160
Long-term debt	45,176	184,240	229,416

Total liabilities	491,184	671,610	1,162,794

EQUITY
Preferred stock	—	31,497	31,497
Common stock	455	7,472	7,927
Additional paid-in capital	61,479	(21,209)	40,270
Retained earnings	2,169	36,996	39,165
Cumulative other comprehensive income (loss)	1,633	(2,223)	(590)
Treasury stock	—	(3,126)	(3,126)
Unearned ESOP shares	—	(520)	(520)

Total	65,736	48,887	114,623

Noncontrolling interests	1,672	5,087	6,759

Total equity	67,408	53,974	121,382

Total liabilities and stockholders’ equity	$558,592	725,584	1,284,176

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
INTEREST INCOME
Trading assets	$172	300	472
Securities available for sale	2,138	3,458	5,596
Mortgages held for sale	12	948	960
Loans held for sale	75	42	117
Loans	7,569	13,728	21,297
Other interest income	146	26	172

Total interest income	10,112	18,502	28,614

INTEREST EXPENSE
Deposits	921	1,035	1,956
Short-term borrowings	133	45	178
Long-term debt	853	2,411	3,264
Other interest expense	6	70	76

Total interest expense	1,913	3,561	5,474

Net interest income	8,199	14,941	23,140
Provision for credit losses	1,448	8,196	9,644

Net interest income after provision for credit losses	6,751	6,745	13,496

NONINTEREST INCOME
Service charges on deposit accounts	1,266	1,576	2,842
Trust and investment fees	602	4,026	4,628
Card fees	588	1,188	1,776
Other fees	567	1,297	1,864
Mortgage banking	104	5,446	5,550
Insurance	27	1,149	1,176
Net gains (losses) on debt securities available for sale	111	(308)	(197)
Net gains (losses) from equity investments	70	(187)	(117)
Other	1,506	1,356	2,862

Total noninterest income	4,841	15,543	20,384

NONINTEREST EXPENSE
Salaries	2,109	4,715	6,824
Commission and incentive compensation	582	3,302	3,884
Employee benefits	583	1,928	2,511
Equipment	465	797	1,262
Net occupancy	560	1,019	1,579
Core deposit and other intangibles	1,038	255	1,293
FDIC and other deposit assessments	739	580	1,319
Other	1,522	4,321	5,843

Total noninterest expense	7,598	16,917	24,515

Income before income tax expense	3,994	5,371	9,365
Income tax expense	1,280	1,747	3,027

Net income before noncontrolling interests	2,714	3,624	6,338
Less: Net income from noncontrolling interests	34	87	121

Net income	$2,680	3,537	6,217

Net income applicable to common stock	$2,680	2,279	4,959

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$11,336	2,040	388	13,764
Interest and dividends on securities	2,649	104	273	3,026
Trading account interest	737	—	356	1,093
Other interest income	542	99	301	942

Total interest income	15,264	2,243	1,318	18,825

INTEREST EXPENSE
Interest on deposits	5,194	90	(167)	5,117
Interest on borrowings	2,311	924	1,431	4,666

Total interest expense	7,505	1,014	1,264	9,783

Net interest income	7,759	1,229	54	9,042
Provision for credit losses	5,531	2,109	758	8,398

Net interest income after provision for credit losses	2,228	(880)	(704)	644

FEE AND OTHER INCOME
Service charges and fees	2,218	287	(104)	2,401
Commissions	27	—	1,797	1,824
Fiduciary and asset management fees	729	—	2,065	2,794
Principal investing	5	—	577	582
Other income	430	24	(2,113)	(1,659)

Total fee and other income	3,409	311	2,222	5,942

NONINTEREST EXPENSE
Salaries and employee benefits	3,298	345	3,052	6,695
Occupancy and equipment	1,024	60	312	1,396
Goodwill impairment	—	—	6,060	6,060
Other intangible amortization	124	—	76	200
Sundry expense	3,938	297	(361)	3,874

Total noninterest expense	8,384	702	9,139	18,225

Minority interest in income of consolidated subsidiaries	42	—	95	137

Loss before income tax benefits	(2,789)	(1,271)	(7,716)	(11,776)
Income tax benefits	(1,057)	(472)	(668)	(2,197)

Net loss	(1,732)	(799)	(7,048)	(9,579)
Dividends on preferred stock	—	—	236	236

Net loss available to common stockholders	$(1,732)	(799)	(7,284)	(9,815)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
PREFERRED STOCK
Balance, December 31, 2008	$—	31,332	31,332
Preferred stock dividends and accretion	—	198	198
Preferred stock converted to common shares	—	(33)	(33)

Balance, June 30, 2009	—	31,497	31,497

COMMON STOCK
Balance, December 31, 2008	455	6,818	7,273
Common stock issued	—	654	654

Balance, June 30, 2009	455	7,472	7,927

ADDITIONAL PAID-IN CAPITAL
Balance, December 31, 2008	57,826	(21,800)	36,026
Effect of adoption of FAS 160, as amended and interpreted	—	(3,716)	(3,716)
Noncontrolling interests	—	(5)	(5)
Common stock issued		7,845	7,845
Preferred stock released to ESOP	—	(2)	(2)
Preferred stock converted to common shares	—	(40)	(40)
Contributed capital	3,000	(3,000)	—
Changes incident to business combinations	702	(702)	—
Tax benefit upon exercise of stock options	—	3	3
Changes in ownership of minority interest	(49)	49	—
Stock option compensation expense	—	138	138
Net change in deferred compensation and related plans	—	21	21

Balance, June 30, 2009	61,479	(21,209)	40,270

RETAINED EARNINGS
Balance, December 31, 2008	(511)	37,054	36,543
Cumulative effect of adoption of FSP FAS 115-2 and FAS 124-2	—	53	53
Net income	2,680	3,537	6,217
Common stock issued	—	(733)	(733)
Common stock dividends	—	(1,657)	(1,657)
Preferred stock dividends and accretion	—	(1,258)	(1,258)

Balance, June 30, 2009	2,169	36,996	39,165

CUMULATIVE OTHER COMPREHENSIVE INCOME (LOSS)
Balance, December 31, 2008	—	(6,869)	(6,869)
Cumulative effect of adoption of FSP FAS 115-2 and FAS 124-2		(53)	(53)
Translation adjustments	—	35	35
Net unrealized losses on securities available for sale	1,663	4,376	6,039
Net unrealized losses on derivatives and hedging activities	(30)	(270)	(300)
Unamortized gains under defined benefit plans, net of amortization	—	558	558

Balance, June 30, 2009	1,633	(2,223)	(590)

TREASURY STOCK
Balance, December 31, 2008	—	(4,666)	(4,666)
Common stock issued	—	1,542	1,542
Common stock repurchased	—	(63)	(63)
Preferred stock converted to common shares	—	73	73
Net change in deferred compensation and related plans	—	(12)	(12)

Balance, June 30, 2009	—	(3,126)	(3,126)

UNEARNED ESOP SHARES
Balance, December 31, 2008	—	(555)	(555)
Preferred stock released to ESOP	—	35	35

Balance, June 30, 2009	—	(520)	(520)

NONCONTROLLING INTERESTS
Balance, December 31, 2008	1,645	1,587	3,232
Effect of adoption of FAS 160, as amended and interpreted	—	3,716	3,716
Net income	34	87	121
Translation adjustments	—	(4)	(4)
Net unrealized losses on securities available for sale	—	34	34
Noncontrolling interests	(7)	(333)	(340)

Balance, June 30, 2009	1,672	5,087	6,759

Total stockholders’ equity, June 30, 2009	$67,408	53,974	121,382

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2007	$—	—	2,300	2,300
Preferred shares issued	—	—	7,525	7,525

Balance, June 30, 2008	—	—	9,825	9,825

COMMON STOCK
Balance, December 31, 2007	455	—	6,079	6,534
Purchases of common stock	—	—	(2)	(2)
Common stock issued	—	—	559	559
Common stock issued for Stock options and restricted stock	—	—	30	30
Acquisitions	—	—	—	—

Balance, June 30, 2008	455	—	6,666	7,121

PAID-IN CAPITAL
Balance, December 31, 2007	53,925	—	2,224	56,149
Preferred shares issued	—	—	(53)	(53)
Purchases of common stock	—	—	(15)	(15)
Common stock issued	—	—	3,410	3,410
Common stock issued for Stock options and restricted stock	—	—	294	294
Acquisitions	—	—	—	—
Contributed capital	450	1,750	(2,200)	—
Changes incident to business combinations	30	—	(30)	—
Deferred compensation, net	—	—	12	12

Balance, June 30, 2008	54,405	1,750	3,642	59,797

RETAINED EARNINGS
Balance, December 31, 2007	18,997	3,697	(9,238)	13,456
Cumulative effect of an accounting change, net of income taxes	(28)	—	4	(24)
Purchases of common stock	—	—	(1)	(1)
Net loss	(1,732)	(799)	(7,048)	(9,579)
Acquisitions	—	—	—	—
Changes incident to business combinations	21	—	(21)	—
Cash dividends	—	—	(2,318)	(2,318)
Noncash dividends	—	—	—	—

Balance, June 30, 2008	17,258	2,898	(18,622)	1,534

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2007	(974)	28	(621)	(1,567)
Minimum pension liability	—	—	11	11
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(1,346)	39	(287)	(1,594)

Balance, June 30, 2008	(2,320)	67	(897)	(3,150)

Total stockholders’ equity, June 30, 2008	$69,798	4,715	614	75,127

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
Cash flows from operating activities:
Net income before noncontrolling interests	$2,714	3,624	6,338
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for credit losses	1,448	8,196	9,644
Change in fair value of MSRs (residential) and MHFS carried at fair value .	115	86	201
Depreciation and amortization	1,053	487	1,540
Other net gains	(200)	(3,828)	(4,028)
Preferred shares released to ESOP	—	33	33
Stock option compensation expense	—	138	138
Excess tax benefits related to stock option payments	—	(3)	(3)
Originations of MHFS	(861)	(225,591)	(226,452)
Proceeds from sales of and principal collected on mortgages originated for sale	1,322	205,684	207,006
Originations of LHFS	(3,633)	(1,770)	(5,403)
Proceeds from sales of LHFS	10,826	2,438	13,264
Purchases of LHFS	(6,478)	—	(6,478)
Net change in:
Trading assets	17,354	(2,762)	14,592
Deferred income taxes	128	3,161	3,289
Accrued interest receivable	212	72	284
Accrued interest payable	(165)	(466)	(631)
Other assets, net .	(6,811)	6,475	(336)
Other accrued expenses and liabilities, net .	(741)	5,592	4,851

Net cash provided by operating activities	16,283	1,566	17,849

Cash flows from investing activities:
Net change in:
Federal funds sold, securities purchased under resale agreements and other short-term investments	65,884	(32,427)	33,457
Securities available for sale:
Sales proceeds	7,322	11,549	18,871
Prepayments and maturities	6,362	12,122	18,484
Purchases	(36,247)	(44,676)	(80,923)
Loans
Decrease in banking subsidiaries’ loan originations, net of collections	18,135	10,335	28,470
Proceeds from sales (including participations) of loans originated for investment by banking subsidiaries	54	3,125	3,179
Purchases (including participations) of loans by banking subsidiaries	(890)	(673)	(1,563)
Principal collected on nonbank entities’ loans	—	6,471	6,471
Loans originated by nonbank entities	—	(4,319)	(4,319)
Net cash paid for acquisitions	—	(132)	(132)
Proceeds from sales of foreclosed assets	867	946	1,813
Changes in MSRs from purchases and sales	(21)	12	(9)
Net change in noncontrolling interests	(22)	(293)	(315)
Other, net	(2,327)	3,010	683

Net cash provided (used) by investing activities	59,117	(34,950)	24,167

Cash flows from financing activities:
Net change in:
Deposits	(13,142)	45,334	32,192
Short-term borrowings	(52,854)	263	(52,591)
Long-term debt:
Proceeds from issuance	—	3,876	3,876
Repayment	(14,687)	(20,475)	(35,162)
Preferred stock:
Cash dividends paid	—	(1,053)	(1,053)
Common Stock:
Proceeds from issuance	3,000	6,308	9,308
Repurchased	—	(63)	(63)
Cash dividends paid	—	(1,657)	(1,657)
Excess tax benefits related to stock option payments	—	3	3

Net cash provided (used) by financing activities	(77,683)	32,536	(45,147)

Net change in cash and due from banks	(2,283)	(848)	(3,131)
Cash and due from banks at beginning of period	11,476	12,287	23,763

Cash and due from banks at end of period	$9,193	11,439	20,632

Supplemental cash flow disclosures:
Cash paid for interest	$2,078	4,027	6,105
Cash paid for income taxes	$810	252	1,062

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net loss	$(1,732)	(799)	(7,048)	(9,579)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	101	—	(20)	81
Provision for credit losses	5,529	2,109	760	8,398
Loss (gain) on securitization transactions	(40)	—	7	(33)
Gain on sale of mortgage servicing rights	—	(1)	—	(1)
Securities transactions	1,150	—	(137)	1,013
Goodwill impairment	—	—	6,060	6,060
Depreciation and other amortization	484	19	531	1,034
Trading account assets, net	499	(3)	(396)	100
Loss (gain) on sales of premises and equipment	(1)	12	7	18
Valuation losses on bank-owned separate account life insurance	314	—	—	314
Income tax shortfall from share-based payment arrangements	—	—	19	19
Loans held for sale, net	(2,278)	(1,976)	287	(3,967)
Deferred interest on certain loans	(311)	(485)	—	(796)
Other assets, net	805	(242)	(4,285)	(3,722)
Trading account liabilities, net	4,547	1	172	4,720
Other liabilities, net	(2,528)	(925)	2,847	(606)

Net cash provided (used) by operating activities	6,539	(2,290)	(1,196)	3,053

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	6,214	352	6,864	13,430
Maturities of securities	20,106	—	1,310	21,416
Purchases of securities	(29,596)	—	(8,416)	(38,012)
Origination of loans, net	(7,174)	(12,053)	(1,886)	(21,113)
Sales of premises and equipment	111	20	1	132
Purchases of premises and equipment	(559)	(30)	(165)	(754)
Goodwill and other intangible assets	(9)	1	54	46
Purchase of bank-owned separate account life insurance, net	(665)	—	—	(665)

Net cash used by investing activities	(11,572)	(11,710)	(2,238)	(25,520)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(8,481)	12,898	(5,756)	(1,339)
Securities sold under repurchase agreements and other short-term borrowings, net	17,278	(5,764)	(6,459)	5,055
Issuances of long-term debt	12,539	13,500	19,123	45,162
Payments of long-term debt	(4,022)	(8,314)	(9,432)	(21,768)
Issuances of preferred shares	—	—	7,472	7,472
Issuances of common stock, net	—	—	3,951	3,951
Purchases of common stock	—	—	(20)	(20)
Capital contributed from Parent	450	1,750	(2,200)	—
Changes incident to business combinations	51	—	(51)	—
Income tax shortfall from share-based payment arrangements	—	—	(19)	(19)
Cash dividends paid	—	—	(2,318)	(2,318)

Net cash provided by financing activities	17,815	14,070	4,291	36,176

Increase in cash and cash equivalents	12,782	70	857	13,709
Cash and cash equivalents, beginning of year	25,119	8	8,503	33,630

Cash and cash equivalents, end of year	$37,901	78	9,360	47,339

NONCASH ITEMS
Transfer to securities from loans held for sale resulting from securitizations	$5,881	—	—	5,881
Transfer to trading account assets from securities	6,807	—	—	6,807
Transfer to loans from loans held for sale	6,428	—	—	6,428
Cumulative effect of an accounting change, net of income taxes	$(28)	—	4	(24)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.